Exhibit 15.9

CONSENT OF QUALIFIED THIRD-PARTY FIRM

INDUSTRIAL TURNAROUND CORPORATION

March 18, 2024

Re: Form 20-F Annual Report to be filed by Lithium Americas Corp. (the “Company”)

I, Bruce Shannon, P.E., on behalf of Industrial TurnAround Corporation, consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Annual Report on Form 20-F being filed by the Company with the SEC, and any amendments thereto (the “Form 20-F”) and the technical report titled “Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA” (the “Technical Report Summary”);
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the use of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F; and
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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by Industrial TurnAround Corporation into the Company’s Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to, Section 15.7 and corresponding sections of 1, 22, 23, and 24 of the Technical Report Summary. We certify that we have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Industrial TurnAround Corporation

By:	/s/ Bruce Shannon
Name:	Bruce Shannon, P.E.
Title:	Vice President, Design-Build